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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2000 (July 18, 2000)

                           --------------------------


                           COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                    000-16461                  63-0868361
(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
      of Incorporation)               Number)             Identification Number)

              MAIN STREET                                       35031
         BLOUNTSVILLE, ALABAMA                               (Zip Code)
(Address of Principal Executive Offices)


                                 (205) 429-1000
              (Registrant=s Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         On July 18, 2000, the Boards of Directors of Registrant and Registrant's subsidiary, Community Bank, appointed a joint committee comprised of independent members of the Boards to investigate allegations that Community Bank may have been overcharged by contractors in connection with certain current construction projects. Questions about these construction projects were first raised with management at a meeting of Community Bank's Board of Directors on June 20, 2000. Management commenced its investigation which resulted in a presentation to the Boards of Directors of Registrant and Community Bank at the request of management by the architects and contractors involved in the projects. Following these presentations, the joint committee was formed to further investigate the allegations. This joint committee has been authorized to retain independent consultants as it deems appropriate to assist in the conduct of the investigation. Upon the completion of its investigation, the joint committee is to inform the Boards of Directors of Registrant and Community Bank of its findings and any recommendations for additional actions. Management has been informed that the directors of Community Bank who raised these allegations also contacted bank regulatory agencies and law enforcement authorities who the Registrant believes are conducting concurrent investigations regarding this matter.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.


By:      /s/ Kennon R. Patterson, Sr.
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         Kennon R. Patterson, Sr.
         Chairman, President and
         Chief Executive Officer


Date: July 26, 2000